Unknown;

                                                     Filed Pursuant Rule 424(b)(4)
                                           Registration No. 333- 130201

                                       Dated January 3, 2006

                                     PROSPECTUS

        CRESTVIEW DEVELOPMENT CORPORATION

                   4,245,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                            The Date of This Prospectus is: January 3, 2006

Table of Contents

Page

Summary	4
Risk Factors	6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have not commenced business operations, we face a high risk of business failure	6
-	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
-	We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	8
-	Even if we discover commercial reserves of precious metals on the Captain Black Property, we may not be able to successfully obtain commercial production	7
-	Because our directors owns 54.09% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
-	Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	Because management has no experience in mineral exploration, our business has a high risk of failure	9
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	9
-	A purchaser is purchasing penny stock which limits the ability to sell stock	9
Use of Proceeds	9
Determination of Offering Price	9
Dilution	10
Selling Security holders	10
Plan of Distribution	13
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	16
Description of Securities	16
Interest of Named Experts and Counsel	17
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	17
Organization Within Last Five Years	18
Description of Business	19
Plan of Operations	25
Description of Property	26
Certain Relationships and Related Transactions	26
Market for Common Equity and Related Stockholder Matters	26
Executive Compensation	28
Financial Statements	29
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	29

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole exploration property, the Captain Black Property, located approximately 72 km South West of the town of Houston British Columbia and 7km south west of the operating Huckleberry Mine in the Omenica Mining District, British Columbia Canada. We acquired a 100% interest in the Captain Black Property from Kleinebar Resources Ltd. of Coquitlam British Columbia, Canada on October 27, 2005 for the sum of $5,000, a 3% Net Smelter return in favor of Kleinebar Resouces and $10,000 in Property expenditures by July 31, 2006.

We are a development-stage company with limited prior business operations and no revenues. Our objective is to conduct mineral exploration activities on the Captain Black property in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the Captain Black property. Our proposed exploration program is designed to search for an economic mineral deposit. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

We were incorporated on February 25, 2005, under the laws of the state of Nevada. Our principal offices are located at 7401 Springbank Boulevard, Suite 3, SW Calgary Alberta, Canada our telephone number is 403-241-1925

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. We are currently a development stage company with limited active business operations, no revenues and no significant assets.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

The Offering:

Securities Being Offered	Up to 4,245,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.04 per share  until our shares are quoted on the OTC Bulletin Board, and  thereafter at prevailing market prices or privately negotiated  prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	9,245,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

October 31, 2005

Cash	$84,865
Total Assets	$84,865
Liabilities	$0
Total Stockholders’ Equity	$84,865

Statement of Operations

From Incorporation on
February 25, 2005 to October 31, 2005

Revenue	$0
Net Loss and Deficit	$(5,035)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Captain Black property, and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Captain Black property. While we have sufficient funds to conduct the recommended phase one and phase two exploration program on our claims, which is estimated to cost $10,000, we will need additional funds to complete the phase three and phase four programs, which is estimated to cost $262,500 Even after completing these 4 phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing when it is required. In the event that we do not obtain additional financing or generate revenues, we will be unable to continue with our exploration program and may have to cease operations entirely.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Captain Black property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 25, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Captain Black property. We have not earned any revenues as of the date of this prospectus. Currently we have a deficit of $5,035. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Captain Black Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals in British Columbia carries an extreme risk. The likelihood of our mineral claims containing economic mineralization or reserves of silver and gold is extremely remote. No scientific evidence exists to cause optimism as to the Captain Black properties containing valuable minerals. In all probability, the Captain Black property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Accordingly, even if the Captain Black properties contain valuable minerals, there is a chance that we would be unable to extract them. Even if were able to extract them, it is possible due to the rock and soil types native to British Columbia that we would be unable to do so profitably. In such cases, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended October 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CAPTAIN BLACK PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Captain Black property does not contain any known bodies of commercially viable mineralization. If our exploration programs are successful in establishing copper, silver and gold of commercial tonnage and grade, we will require additional funds in order to place the Captain Black property into commercial production. We may not be able to obtain such financing.

THE GOLD AND SILVER MARKETS ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHER WE WILL BE ABLE TO CONTINUE ITS OPERATIONS.

The current price of an ounce of gold is approximately $425 and the current price of an ounce of silver is approximately $6.95. In order to maintain operations, we will have to sell its gold and silver for more than it costs to mine it. The lower the price the more difficult it is to do this. If we Resources cannot make a profit we will have to cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market price of gold, the greater the chance that our operation will not be profitable and we will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Crestview Development Corporation’s ability to operate profitably.

DUE TO THE ADVERSE WEATHER CONDITIONS IN WINTER ASSOCIATED WITH THIS BRITISH COLUMBIA REGION, WE MAY AT TIMES HAVE TO SUSPEND OUR OPERATIONS. SUCH WEATHER CONDITIONS, IN COMBINATION WITH THE OTHER VARIOUS RISKS ASSOCIATED WITH MINING, COULD ALSO RESULT IN VARIOUS INJURIES/EXPOSURE TO OUR EMPLOYEES, WHICH MAY RESULT IN LIABILITY.

The region in which the Captain Black property is located averages over 15 feet of snow and several degrees below zero during the winter months. Due to the weather conditions during the winter months we may have to suspend our operations. These working conditions may cause injuries, which could result in potential lawsuits. In addition, we may become subject to liability for such hazards independent of the weather associated with this region, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE OUR DIRECTORS OWN OVER 54% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our sole director owns approximately 54.09% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that may be disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Phillip McDonald, intends to devote approximately 25% of his business time providing his services to us. Our Chief Executive Officer intends to devote approximately 25% of his business time providing his services to us. While Mr. McDonald presently possess adequate time to attend to our interests, it is possible that the demands on Mr. McDonald and from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, Crestview Development Corporation broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

                                                                    Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. Additionally, other factors involved in determining an offering price were due to speculative nature of the company and the price investors were willing to pay.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 4,245,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

4,245,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 25,2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Total Number
		of Shares to	Total Shares	Percent
	Shares	be Offered for	Owned Upon	Owned Upon
Name of Selling Stockholder	Owned Prior	Selling	Completion of	Completion of
	to this	Shareholders	this Offering	this Offering
	Offering	Account

Richard Humen
7816-148 St	25,000	25,000	Nil	Nil
Edmonton AB

Colleen Ewanchuk	75,000	75,000	Nil	Nil
7816-148 Street
Edmonton AB
763058 Alberta Ltd.	100,000	100,000	Nil	Nil
10104-103 Avenue
Edmonton AB
Vincent Byblow	100,000	100,000	Nil	Nil
1337 Carter Crest Rd
Edmonton Ab
John Radostits	250,000	250,000	Nil	Nil
8618-51Avenue
Edmonton AB
Craig McEwan	75,000	75,000	Nil	Nil
RR2 Site 209
St. Albert AB
Janice McEwan	175,000	175,000	Nil	Nil
RR2 Site 209
St. Albert AB
Deborah Hickerty	75,000	75,000	Nil	Nil
47Dsicovery Ridge
SW Calgary AB
Barry Walsh	175,000	175,000	Nil	Nil
211-17th Avenue SW
Calgary AB
Britta Lettnert	75,000	75,000	Nil	Nil
10728-82 Avenue
Edmonton AB
Mike Yasinski	175,000	175,000	Nil	Nil
10728-82 Avenue
Edmonton AB
Milton Holowach	175,000	175,000	Nil	Nil
Box 59
Bruderheim AB
Erin Holowach	175,000	175,000	Nil	Nil
6732-75 Street
Edmonton AB
Travis Holowach	75,0000	75,000	Nil	Nil
6732-75 Street
Edmonton AB
Chris Ellinson	175,000	175,000	Nil	Nil
7 Eton Terrace
St. Albert AB
Noah Jones	175,000	175,000	Nil	Nil
11716- 100 Avenue
Edmonton AB
Kenneth Barry	250,000	250,000	Nil	Nil
RR2 Site 223
St. Albert AB
Ian Brooker	250,000	250,000	Nil	Nil
10904-126 Street
Edmonton AB
John Assman	250,000	250,000	Nil	Nil
5104-82 Avenue
Edmonton AB
Michael Wall	25,000	25,000	Nil	Nil
14707-53 Avenue Edmonton AB

1109963 Alberta Ltd
17109-109 Avenue	50,000	50,000	Nil	Nil
Edmonton AB

Glenn Murdyk	50,000	50,000	Nil	Nil
317 Heatley Way
Edmonton AB
Darrin Coutu	50,000	50,000	Nil	Nil
728 Haliburton Cres
Edmonton AB
Comfort Furniture	75,0000	75,000	Nil	Nil
17109-109 Avenue
Edmonton AB
Jeff Gray	70,000	70,000	Nil	Nil
9 Belmend Gardens
Edmonton AB
Tony Harder	100,000	100,000	Nil	Nil
14911 58 Street
Edmonton AB
Darren Wagner	150,000	150,000	Nil	Nil
5081 Thibault Street
Edmonton AB
Mary Pat Barry	75,000	75,000	Nil	Nil
160-123A Street
Edmonton Ab
Mario Volpe	175,000	175,000	Nil	Nil
5928-162A Street
Edmonton AB
Bradley Boyden	25,000	25,000	Nil	Nil
11216-70 Street
Edmonton AB
Andrew Ross	25,000	25,000	Nil	Nil
9011-140 Street
Edmonton AB
Tracy Rohl	175,000	175,000	Nil	Nil
9938-80th Avenue
Edmonton AB
Brad Walker	25,000	25,000	Nil	Nil
11419-72 Avenue
Edmonton AB
Kelly Davies	25,000	25,000	Nil	Nil
10528-80 Street
Edmonton AB
Blaine McMillan	25,000	25,000	Nil	Nil
28 Village Road
Sherwood Park AB
Claudine Krall	25,000	25,000	Nil	Nil
28 Village Road
Sherwood Park AB
Tammy Patterson	75,000	75,000	Nil	Nil
131 Quesnel Cr Edmonton AB
Aleda Patterson
925 Picard Dr.	75,000	75,000	Nil	Nil
Edmonton AB
Wes Patterson
10917-120 St.	75,000	75,000	Nil	Nil
Edmonton AB
Jeffrey Woods	25,000	25,000
11807-105 St			Nil	Nil
Edmonton AB

Rudy Wiechorster	25,000	25,000	Nil	Nil
10169-104 St.
Edmonton AB

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,245,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

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Plan of Distribution

The selling shareholders of Crestview Development Corporation may sell a portion or all of their common stock in one or more transactions, including block transactions.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board. If we are successful in having our shares traded on the OTC Bulletin Board, the selling stockholders will be able to sell the shares offered by this prospectus in one or more transactions at prevailing market prices or privately negotiated prices. There is no guarantee, however, that our shares will be quoted on this stock exchange.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors, the price they were willing to pay and the speculative nature of the Company. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $21,518.17. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                                                                                                                                                                        13

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501

                                                                                                                                                                   14

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age 38	President and a Director
Philip McDonald

Executive Officers:

Name of Officer	Age 38	Office
Philip McDonald		Principal Accounting Officer and Treasurer
Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Phillip McDonald: Mr. McDonald became our President, Secretary and Treasurer on February 25, 2005. Currently, Mr. McDonald is employed as a Sales Manager at Calgary Cycle, where his duties include product purchasing and daily management of sales and service. Additionally, Mr. McDonald also owns his own sales agency, representing several outdoor and action sport lines. From 2001 to 2004 Mr. McDonald was employed as a representative for Outdoor Gear Canada of St. Laurent Quebec, where his duties included sales, managing promotional budgets and athlete sponsorships. Prior to 2001 Mr. McDonald was employed in the Bicycle and Snowboard Industries in various management positions. Mr. McDonald does not have any professional training or technical credentials in the exploration, development and operation of mines.  As well, Mr. McDonald does not have any formal accounting experience, but has a Bachelor of Commerce from the University of Alberta and has had some banking and finance experience.
Mr. McDonald intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

                                                                                                                                                                       15

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class
Common stock	Phillip McDonald	5,000,000	54.09%

Common stock	All officers and directors as a group that consists of one person	5,000,000	54.09%

The percent of class is based on 9,245,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of shares 50,000,000 of common stock at a par value of $0.001 per share and 10,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of October 31, 2005, there were shares of our common stock issued and outstanding that are held by forty- two (42) stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of October 31, 2005 we have no shares of preferred stock issued and outstanding at this time.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, Attorney at Law, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and registration statement  have been audited by Jewett Schwartz and Associates, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

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We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on February 25, 2005 under the laws of the state of Nevada. On that date, Phillip McDonald was appointed as our sole officer and director. As well, Mr. McDonald was appointed as our President and Chief Executive Officer, Chief Financial Officer Secretary, and Treasurer.

Description of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim, comprising of 22 claim units known as the Captain Black property. There is no assurance that a commercially viable mineral deposit exists on the Captain Black property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not commenced the initial phase of exploration on the Captain Black property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Captain Black property in order to ascertain whether it possesses economic quantities of copper, silver and gold. There can be no assurance that an economic mineral deposit exists on the Captain Black property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Captain Black property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Captain Black Property Purchase Agreement

On October 27, 2005, we entered into a mineral purchase and sale agreement with Kleinebar Resources Ltd, a private company owned by Robert F. Weicker, whereby he sold to us a 100% undivided right title and interest in one mineral claim, comprising 22 claim units located in the Omenica Mining District of , British Columbia. We acquired this interest in the Captain Black mineral claims by paying $5,000 to Kleinebar Resources Ltd. and with the further agreement to spend an additional $10,000 on the Captain Black Property.

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Description, Location and Access

The Captain Black property is situated in the Omenica Mining Ditrict , British Columbia, 72km southwest of Houston, British Columbia and about 7km further southwest of the operating Huckleberry Mine on the eastern slopes of the Coast Mountains. You can access the property by vehicle by means of a gravel road from Houston southwest to the Huckleberry Mine. The Captain Black property may then be reached by traveling southwest along a gravel road for about 7km to the property. The property lies in a region of moderately high mountains. Elevations locally range from 4000 feet to 7500 feet above sea level (A.S.L.)

Title to the Captain Black Property

A “mineral claim” refers to a specific section of land over which a titleholder owns rights to explore the ground and subsurface, and extract minerals. The Captain Black property consists of one unpatented lode mineral claim, comprised of 22 claim units, measuring 421.692 hectares of land. Title to the Captain Black property is registered in the name of Robert Frederick Weicker.

The claims location notices are recorded at the office of the Ministry of Mines, Province of British Columbia and is represented by Tenure Number Identification 503274. The Captain Black mineral claim was recorded on January 13, 2005 and will expire on January 13, 2006.

The conditions to be met to keep the mineral claim in good standing is to pay, prior to the expiration date, an annual maintenance fee of $80 per claim unit to the Province of British Columbia . The claim may also be kept in good standing by recording with the the Province of British Columbia any geological work program that may be undertaken by us on the property. We plan to keep the claim in good standing for the next year by executing the annual fee payment of $80 per claim unit to the Province of British Columbia

Mineralization

The area of the Captain Black property of interest is primarily underlain by the Upper Cretaceous Kasalka Group consisting mainly of andesite or dacite breccia, tuff and/or flow, rhyolite, volcanic conglomerate and minor sedimentary rocks. A porphyritic dacite that has been termed andesite - diorite could be either intrusive or extrusive.

Mineralization occurs in shear zones or in quartz veins within the volcanics and the andesite - diorite. The mineralization consists of galena, sphalerite, pyrite and smaller amounts of chalcopyrite, arsenopyrite, and tetrahedrite. The main showing referred to as the Captain vein, is a 3 metre wide shear zone striking 150 degrees and dipping steeply southwest in porphyritic dacite, with anomalous values of silver, lead and zinc.

Exploration History

The Captain Black property has not been investigated by modern exploration methods and was originally staked in 1926 where one tonne of ore was taken in 1926 and returned grades of 30.9oz/t Ag, 11.9% lead (Pb) and 1.1% zinc (Zn).

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Geological Report

Mr. David Pawliuk, a professional geologist, has completed an evaluation of the Captain Black property and  prepared a geological report on our claims.

Based on his review, Mr. Pawliuk concludes that the Captain Black property warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Pawliuk recommends an initial exploration program consisting of four phases. The first phase would consist of sampling and geological mapping the southern portion of the property was covered by a glacier, which has been subjected to advanced retreat in the last two decades throughout British Columbia, and allows for additional surface discovery of sulphide mineralization through prospecting and boulder tracing. The model is shear hosted, polymetallic sulphide deposit. With the second phase consisting of magnetometer survey,

Magnetometer surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

Sampling consists of gathering rock or soil samples from property areas with the most potential to host economically significant mineralization that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

The first two phases is estimated to cost $10,000 as described below. We anticipate commencing these two phases of exploration in the summer or fall of 2006. The program will take about 10 days to two weeks to complete.

Budget – Phase I
Geological Mapping–Geologist & helper @ $600/day	$3,600
Rock Sampling including assays @ $30/sample x 70 samples	$2,100
Transportation, Food and Lodging @ $200/day x 6 days	$1,200
Total Cost Phase 1:	$6,900
Budget – Phase II
VLF – EM & MAG Test Survey $500/day x 3days	$1,500
Transportation, Food and Lodging	$800
Data Analysis, Report and Maps $ 800
Total Cost Phase II:	$3,100

                                                                                                                                                                        21

The third phase would consist of trenching and sampling in areas of exposed mineralization. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. We anticipate commencing the third phase of exploration in the summer of 2007 and the program will take approximately 15 days to complete.

Budget – Phase III

Geological Mapping Geologist & Helper $600.day x 15 days	$9,000
Trenching and Additional Sampling	$10,000
Mobilization and demobilization	$3,000
Reports, Assays, etc.	$4,000
Transportation, Food and Lodging $200 day X 15 days	$3,000
Geological supervision.	$3,500
Contingency	$5,000
Total Cost Phase III	$37,500

Budget – Phase IV

Diamond Drilling 2500 feet @$60/ft	$150,000
Mobilization and Demobilization & Helicopter Moves @ $1,000/hr	$20,000
Reports, Assays, Data Analysis	$12,000
Transportation, Food and Lodging $500/day x 32 days	$16,000
Engineering and Geological Supervision	$7,000
Contingency	$20,000

Total Cost Phase IV	$225,000

Total Cost Phase I, II, III and IV
$272,500

 The fourth phase would be comprised of drilling to test mineralized fault structures Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content. The fourth phase would cost approximately $225,000.If warranted we anticipate commencing the fourth phase of exploration in the late summer or early fall of 2007 and the program will take approximately 30-35 days to complete, with helicopter support to establish a camp and for drill moves.

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if mine development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

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We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
--	There will have to be an impact report of the work on the local fauna and flora.

Exploration drilling, when the decision to do so is made, cannot occur without permission of the British Columbia Ministry of Energy and Mines. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. A Notice of Intent will be submitted for approval, staff will then schedule a field visit with a company representative may call for adjustments in, say, access or location of drill sites or may approve the plan as is.  TheProvince of British Columbia may call upon wildlife, biology and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, they will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits following the completion of our phase three exploration program.

The initial drill program outlined in phase four will be conducted on Crown lands. The will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. It is estimated the bonding requirement would be $5,000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1,000.00.

Competition

Despite competition amongst mineral producers, there is a strong market for any silver, zinc or copper that may be removed from the Captain Black property. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for gold, silver, zinc or copper. These prices, to Crestview Development Corporation degree, are influenced by the amount of gold, silver, zinc and lead sold by advanced mineral companies.

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In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will focus on developing the Captain Black properties in the hope that sufficient minerals will be found to justify our expenditures.

 Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

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Plan of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Captain Black property consisting of geochemical sampling, trenching as well as diamond drilling. We anticipate that these exploration programs will cost approximately $6,900 and $3,100 respectively, with phase three costing $37,500 and phase four costing 225,000.

We expect to commence the phase one and phase two exploration programs in the summer or fall of 2006. It should take approximately up to two weeks to complete. We will then undertake the phase three work program during the early summer of 2007 and phase four during the late summer or early fall of 2007. These programs will take approximately 45-50 days to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program. In the event that during the first two phases of our plan of operations we determine that further exploration is not warranted, then we intend to research other properties to pursue our business plan. At this time, we have not researched any other properties and we can make no assurances that we will find an economically feasible property or that such property would have any greater chance of having a mineral claim.

As well, we anticipate spending an additional $10,000 on legal and blue sky fees, $8,000 on accounting $2,500 on Edgar filing fees and $1,000 on Transfer agent fees.   These are fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $36,500.

While we have enough funds to cover phase one and phase two exploration costs and anticipated administrative expenses for the next year, we will require additional funding in order to proceed with our two subsequent exploration phases and with any subsequent recommended exploration on the Captain Black property. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results of Operations for the Period from Inception through October 31, 2005

We have not earned any revenues from our incorporation on February 25, 2005 to October 31, 2005. We do not anticipate earning revenues until, if and when we enter into commercial production on the Captain Black property. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Captain Black property, or if such minerals are discovered, that we will enter into commercial production.
We incurred operating expenses in the amount of $5,035 for the period from our inception on February 25, 2005 to October 31, 2005. These operating expenses were comprised of acquisition costs of $5,000, and bank services charges of $35.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

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Description of Property

We own the mineral exploration rights relating to the Captain Black mineral property. We do not own interest in any other property. We own no real estate and have no lease arrangements for office space, as our president provides us with office space free of charge

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoter, Phillip McDonald ;
*	Any member of the immediate family of any of the foregoing persons.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-two registered shareholders.

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Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after April 26, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. Under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 92,450 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

# of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

one	5,000,000 shares	April 26 , 2006

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 92,450 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 25, 2005 to October 31, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Philip McDonald	CEO &	2005	$0	$0	$0	$0	$0	$0
	Director
	Treas.
	CFO &	2005	$0	$0	$0	$0	$0	$0
	Secretary

Stock Option Grants

We have not granted any stock options to the executive officers since our inception

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. McDonald any amount for acting as directors of the Company.

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Financial Statements

Index to Financial Statements

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending October 31, 2005, including:

a.	Balance Sheets;

b.	Statements of Operations;

c.	Statements of Stockholders’ Equity;

d.	Statements of Cash Flows; and

e.	Notes to Financial Statements

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF OCTOBER 31, 2005

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION) TO OCTOBER 31, 2005

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION) TO OCTOBER 31, 2005

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION) TO OCTOBER 31, 2005

PAGES	F-6 - F-11	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Crestview Development Corporation

We have audited the accompanying balance sheet of Crestview Development  as of October 31, 2005 and the related statement of operations, changes in shareholders’ equity, and cash flows for the years ended October 31, 2005 for the period from February 25, 2004 (inception) to October 31, 2005.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crestview Development Corporation as of October 31, 2005 the results of its operations and its cash flows for the years then ended and the period from February 25, 2004 (inception) to October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company incurred a net loss of $5,035 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JEWETT, SCHWARTZ & ASSOCIATES

Hollywood, Florida

December  6, 2005

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF OCTOBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$84,865
Total Current Assets	84,865

MINERAL PROPERTY INTEREST, NET	-

TOTAL ASSETS	$84,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$0

TOTAL LIABILITIES	0

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized
none issued and outstanding	-
Common stock, $0.001 par value, 50,000,000 shares authorized,
9,245,000 shares issuable and outstanding	9,245
Additional paid-in capital	80,655
Accumulated deficit during exploration stage	(5,035)
Total Stockholders’ Equity	84,865

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,865

See accompanying notes to financial statements.

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION)
TO OCTOBER 31, 2005

OPERATING EXPENSES
Professional fees	$0
Exploration costs and expenses	5,000
General and administrative	35
Total Operating Expenses	5,035

LOSS FROM OPERATIONS	(5,035)

OTHER EXPENSE
-

Net Loss before Provision for Income Taxes	(5,035)

NET LOSS	$(5,035)

Net loss per share - basic and diluted	$(0.001)

Weighted average number of shares outstanding during the period -
basic and diluted	5,000,000

See accompanying notes to financial statements.

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION) TO OCTOBER 31, 2005

Accumulated
Deficit
During
Additional	Exploration
Preferred	Stock	Common Stock	Paid-In
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued to founders
for cash ($0.001 per share)	-	$-	5,000,000	$5,000	$-	$-	$5,000

Common Stock issuable for
Cash ($0.02 per share)	-	-	4,245,,000	4,245	84,900	-	84,900

Net loss for the period from
February 25, 2004 (inception) to
October 31, 2005	-	-	-	-	-	(5,035)	(5,035)

BALANCE, OCTOBER 31, 2005	-	$-	9,245,000	$9,345	$84,900	$(5,035)	$84,865

See accompanying notes to financial statements.

CRESTVIEW DEVELOPMENT CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 25, 2004 (INCEPTION)
TO OCTOBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	-
Net Cash Used In Operating Activities	(5,035)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of mineral property interest	-)
Net Cash Used In Investing Activities	-)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	89,900
Net Cash Provided By Financing Activities	89,900

NET INCREASE IN CASH	84,865

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,865

See accompanying notes to financial statements.

-

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2005

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

Crestview Development Corporation. (the "Company") was incorporated in the State of Nevada on February 25 , 2005. The Company was organized to explore mineral properties in British Columbia, Canada.

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of October 31, 2005, the Company had $84,865 in cash, working capital of $84,865, shareholders equity of $84,865 and accumulated net losses of $5,035 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

The Company is not currently earning any revenues.

F6

   CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

Income taxes are recognized in accordance with Statements of Financial Accounting Standards No. 109 ("SFAS 109") , "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Net Income (Loss) Per Share

Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share", requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. At October 31, 2005, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health, safety and environmental matters. The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

F7

         CRESTVIEW DEVELOPMENT CORPORATION
       (AN EXPLORATION STAGE COMPANY)
         NOTES TO FINANCIAL STATEMENTS
           AS OF OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Recent Accounting Pronouncements

In a January 11, 2003 speech, the American Institute of Certified Public Accountants and Securities and Exchange Commission (the "SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore are valued as liabilities. The SEC expressed that it expects registrants to disclose the effect on the financial statements of recognizing the rate-lock commitments as written put options for quarters commencing after March 15, 2004. Additionally, the SEC recently issued Staff Accounting Bulletin No. 105 ("SAB 105") "Application of Accounting Principles to Loan Commitments". SAB 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. The Company has determined that the adoption of SAB No. 105 does not have an impact on its results of operations or financial position.

Fair Values of Financial Instruments

Financial instruments include cash, deposits and accounts payable and accrued liabilities. Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Concentration of Risk

The Company maintains its cash accounts in one commercial bank. The Company's cash accounts are in a business checking account in a high quality financial institution. As at October 31, 2005, the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on February 25, 2005 to October 31, 2005.

F8

                                                     CRESTVIEW DEVELOPMENT CORPORATION
                                                       (AN EXPLORATION STAGE COMPANY)
                                                         NOTES TO FINANCIAL STATEMENTS
                                                                  AS OF OCTOBER 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Accounting for Derivative Instruments and Hedging Activities

The Company has adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

Stock-based Compensation

The Company adopted the fair value method of accounting for stock-based compensation recommended by Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-based Compensation". The Company does not have a stock option plan nor has it granted any stock options since inception.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended August 31, 2005.

Intangible Assets

The Company has adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over their useful life. The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

F9

CRESTVIEW DEVELOPMENT CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2005

NOTE 3 – MINERAL LEASES AND CLAIMS

The Company has a 100% interest in a certain mineral property in the Omenica Mining Division British Columbia, Canada, collectively referred as to the Captain Black Property.

On October 27, 2005, the Company acquired a 100% interest 1claim comprising of 22 known as the Captain Black Property and is located in the Omenica Mining Division, British Columbia. The claims were purchased for $5,000 cash.

NOTE 4 – INCOME TAXES

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

2005

Loss before income tax provision	$5,035

Expected (benefit) at statutory rates	(1,712)

Unrecognized benefit of non- capital losses	$1,712

Total current income taxes	$-

The tax effects of temporary differences that give rise to significant components of future income tax assets and liabilities are as follows:

2005

Future income tax assets:

Operating losses available for future periods	$1,712

Valuation allowance	(1,712)

Net future income tax asset	$-

The Company has incurred operating losses of approximately $5,035 which, if unutilized, will expire through to 2025. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

F10

NOTE 5 – CAPITAL STOCK

Authorized

The Company is authorized to issue 60,000,000 shares of common stock comprised of 50,000,000 shares of common stock, par value of $0.001 per share and 10,000,000 preferred stock, par value of $0.001 per share.

Changes In and Disagreements with Accountants on Accounting and
Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

                                                                                                                                                                     29

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$18.17
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$8,000.00
Legal fees and Blue Sky fees	$10,000.00
Edgar filing fees	$2,500.00
Total	$21,518.17

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on April 26, 2005. to our president, Mr. Phillip McDonald. The total amount received from this offering was $5,000. These shares were issued pursuant to Regulation S of the Securities Act.

                                                                                                                                                                    30

We completed an offering of 4,245,000 shares of our common stock at a price of $0.02 per share to a total of 41 purchasers which was completed on October 25, 2005. The total amount received from this offering was $84,900. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
John Assman	250,000
Kenneth Barry	250,000
Ian Brooker	250,000
Vincent Byblow	100,000
Mary Pat Barry	75,0000

Bradley Boyden	25,000
Darrin Coutu	50,000
Comfort Furniture	75,000
Kelly Davies	25,000
Colleen Ewanchuk	75,000
Chris Ellinson	175,000
Jeff Gray	70,000
Tony Harder	100,000
Deborah Hickerty	75,000
Milton Holowach	175,000
Erin Holowach	175,000
Travis Holowach	75,000
Richard Humen	25,000
Noah Jones	175,000
Claudine Krall	25,000
Britta Lettnert	75,000
Blaine McMillan	25,000
Craig McEwan	75,000
Janice McEwan	175,000
Glenn Murdyk	50,000
Aleda Patterson	75,000
Tammy Patterson	75,000
Wes Patterson	75,000
John Radostits	250,000
Tracy Rohl	175,000
Andrew Ross	25,000
Mario Volpe	175,000
Darren Wagner	150,000
Brad Walker	25,000
Jeffrey Woods	25,000
Rudy Wiechorster	25,000
Michael Wall	25,000
Barry Walsh	175,000
Mike Yasinski	175,000
1109963 Alberta Ltd	50,000
763058 Alberta Ltd	100,000

                                                                                                                                                                      31

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither the Company, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Joseph I. Emas, with consent to use
10.1	Mineral property option agreement dated October 27, 2005
23.1	Consent of Jewett, Schwartz and Associates. Certified Public Accountants
23.2	Consent of David Pawliuk, professional geologist
23.3	Consent of Joseph I. Emas, See Exhibit 5.1

                                                                                                                                                                       32

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                                                                                                                                                    34

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta on January 3, 2006.

Crestview Development Corporation

By: /s/ Philip McDonald
Philip McDonald
President, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasuer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

s/ Philip McDonald	President, Chief Executive Officer and Director, Secretary, Treasurer and Principal Accountingl Officer	January 3, 2006
Philip McDonald